UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FOE	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2021, the Compensation Committee of the Company’s Board of Directors approved the granting of retention awards to each of Messrs. Thomas, Schlater and Duesenberg pursuant to the terms of the cash-based retention program (the “Retention Program”) established in connection with the Company’s May 11, 2021 Merger Agreement with PMHC II Inc. (the “Merger Agreement”). A summary of the Retention Program, including aggregate payments thereunder, was previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 23, 2021 relating to the special meeting of Company shareholders at which the Merger Agreement was approved by shareholders.

The retention awards to Messrs. Thomas, Schlater and Duesenberg will be in the amounts of $1,693,358, $698,510 and $664,004, respectively, assuming the closing of the transactions under the Merger Agreement (the “Closing”) occurs during the first quarter of the Company’s 2022 fiscal year, as is currently anticipated. The retention awards will be in lesser amounts in the event that the Closing occurs during 2021, and the retention awards would increase to $2,023,259, $834,594 and $793,365, respectively, assuming the Closing does not occur prior to the second quarter of the Company’s 2022 fiscal year. The maximum amounts payable to the executives under their retention award agreements (based on an assumed $8 million aggregate retention award pool for all Retention Program participants if the Closing does not occur prior to the second quarter of 2022) corresponds to slightly less than 100% of their respective annual total target cash compensation amounts. The retention awards, which are part of the broader Retention Program covering up to 40 employees of the Company, are intended to incentivize and reward the executives for their continued efforts in furtherance of the contemplated Closing.

In accordance with the terms of the Merger Agreement, 50% of the retention awards will be payable to the executives immediately following the Closing and the remaining 50% of the retention awards will be payable 3 months following the Closing, in each case, subject to the executives’ continued employment through such payment dates (with accelerated payments to be made in the event of the executives’ involuntary termination of employment without cause or termination of employment for “good reason” as defined in the executives’ change in control protection agreements).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

October 22, 2021	By:	/s/ Benjamin J. Schlater
Name: Benjamin J. Schlater
Title: Group Vice President and Chief Financial Officer